Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF COLORADO

In re:	)
	)	Case Number 08-12658 ABC
PRB Energy, Inc.,	)	Chapter 11
a Nevada Corporation	)
Debtor.	)
)
In re:	)
	)	Case Number 08-12661 ABC
PRB Oil & Gas, Inc.,	)	Chapter 11
a Colorado Corporation	)
Debtor.	)	(Jointly Administered Under
	)	Case No. 08-12658 ABC)

MODIFIED SECOND AMENDED JOINT PLAN OF REORGANIZATION FILED BY
PRB ENERGY, INC. AND PRB OIL & GAS, INC., DATED DECEMBER 3, 2008

BLOCK MARKUS & WILLIAMS LLC
James T. Markus, Esq.
Donald D. Allen, Esq.
1700 Lincoln Street, Suite 4000
Denver, Colorado 80203-4505
Telephone (303) 830-0800
Facsimile (303) 830-0809

Attorneys for PRB Energy, Inc.
Attorneys for PRB Oil & Gas, Inc.

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		1

1.1.	“Administrative Expense Claim”	1

1.2.	“Administrative Expense Claims Bar Date”	1

1.3.	“Allowed”	1

1.4.	“Ballot”	1

1.5.	“Ballot Date”	1

1.6.	“Bankruptcy Code”	2

1.7.	“Bankruptcy Court”	2

1.8.	“Bankruptcy Rules”	2

1.9.	“Bar Date”	2

1.10.	“Business Day”	2

1.11.	“Cash”	2

1.12.	“Causes of Action”	2

1.13.	“Chapter 11 Cases”	2

1.14.	“Claim”	2

1.15.	“Claims Objection Bar Date”	3

1.16.	“Class”	3

1.17.	“Confirmation”	3

1.18.	“Confirmation Date”	3

1.19.	“Confirmation Hearing”	3

1.20.	“Confirmation Order”	3

1.21.	“Committee”	3

1.22.	“Debenture(s)”	3

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1.23.	“Debenture Holder”	3

1.24.	“Debtors”	3

1.25.	“Disclosure Statement”	3

1.26.	“DJ Basin Assets”	4

1.27.	“Disputed Claim”	4

1.28.	“Distribution”	4

1.29.	“Effective Date”	4

1.30.	“Energy”	4

1.31.	“Entity”	4

1.32.	“Estates”	4

1.33.	“Estate Assets”	4

1.34.	“Executory Contract”	4

1.35.	“Existing Equity Interests”	4

1.36.	“Exit Financing Facility”	5

1.37.	“Final Order”	5

1.38.	“General Unsecured Claim”	5

1.39.	“Holder”	5

1.40.	“Impaired”	5

1.41.	“Initial Distribution Date”	5

1.42.	“Interest”	5

1.43.	“Lien”	5

1.44.	“Mechanics Lien”	5

1.45.	“New Equity Securities”	5

1.46.	“New Equity Raise”	6

1.47.	“Oil & Gas”	6

1.48.	“Person”	6

1.49.	“Plan Supplement”	6

1.50.	“Prepayment Premium”	6

1.51.	“PRB Funding”	6

1.52.	“Petition Date”	6

1.53.	“Plan”	6

1.54.	“Plan Proponents”	6

1.55.	“Priority Non-Tax Claim”	6

1.56.	“Priority Tax Claim”	6

1.57.	“Professional”	7

1.58.	“Professional Fee Claim”	7

1.59.	“Reorganized Energy”	7

1.60.	“Reorganized Oil & Gas”	7

1.61.	“Restructured Debenture”	7

1.62.	“Secured Claim”	7

1.63.	“Subordinated Notes”	7

1.64.	“Unsecured Creditors Committee”	7

1.65.	“Voting Deadline”	7

1.66.	“WCOF”	7

1.67.	Other Definitions	7

ARTICLE 2. CLASSIFICATION OF CLAIMS AND INTERESTS		8

2.1	Introduction	8

2.2	Classification of Unimpaired Claims Against Energy	9

2.3	Classification of Impaired Claims and Interests Against Energy	9

2.4	Classification of Unimpaired Claims Against Oil & Gas	9

2.5	Classification of Impaired Claims and Interests Against Oil & Gas	9

2.6	Identification of Impaired and Unimpaired Classes	9

ARTICLE 3. Treatment of Claims and Interests		10

3.1	Unclassified Claims Against Energy	10

3.2	Unimpaired Classes of Claims and Interests Against Energy	10

3.3	Impaired Classes of Claims and Interests Against Energy	11

3.4	Unclassified Claims Against Oil & Gas	14

3.5	Unimpaired Classes of Claims and Interests Against Oil & Gas	14

3.6	Impaired Classes of Claims and Interests Against Oil & Gas	15

3.7	Reservation of Rights Regarding Claims	18

ARTICLE 4. ACCEPTANCE OR REJECTION OF THE PLAN		18

4.1	Impaired Classes of Claims and Interests Entitled to Vote	18

4.2	Acceptance by an Impaired Class	18

4.3	Presumed Acceptances by Unimpaired Classes	18

4.4	Presumed Rejection by Holders of Interests in Energy and Oil & Gas	19

4.5	Summary of Classes Voting on the Plan	19

ARTICLE 5. MEANS FOR IMPLEMENTATION OF THE PLAN		19

5.1	Continued Corporate Existence	19

5.2	Corporate Documents for Reorganized Energy and Reorganized Oil & Gas	19

5.3	Issuance of New Equity Securities	19

5.4	Exit Financing	20

5.5	New Equity Raise	20

5.6	Ratification of Debentures	21

5.7	Compensation and Benefit Plans	21

5.8	Board of Directors	21

5.9	Officers	21

5.10	Assumption of Plan Liabilities	21

5.11	Vesting of Assets of Energy	22

5.12	Vesting of Assets of Oil & Gas	22

5.13	Preservation of Causes of Action	22

5.14	Operation of Business and Management of Assets After Effective Date	22

5.15	Further Authorizations	22

5.16	Term of Injunction or Automatic Stays	23

5.17	Discharge and Release of Claims	23

5.18	Injunction	23

5.19	Distributions	23

5.20	Means of Cash Payment	24

5.21	Effect of Appeals	25

5.22	Release of Liens	25

5.23	Cancellation of Notes, Instruments, Securities and Other Documentation	25

5.24	Exemption from Certain Taxes	25

5.25	Other Tax Matters	25

5.26	Creditors Committee	26

ARTICLE 6. CLAIMS RESOLUTION		27

6.1	Deadline for Filing Of Administrative Expense Claims	27

6.2	Exclusive Right of Reorganized Debtor to Object to Claims	27

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6.3	Time Limit for Filing Objections to Claims	28

6.4	Tardy Claims	28

6.5	Claims by Holders of Subordinated Notes	28

ARTICLE 7. EXECUTORY CONTRACTS		29

7.1	Assumption and Rejection of Executory Contracts	29

7.2	Claims for Rejection Damages	29

ARTICLE 8. DISALLOWANCE OF CONTRIBUTION CLAIMS		30

ARTICLE 9. CONFIRMATION PURSUANT TO § 1129(b) OF THE BANKRUPTCY CODE		30

ARTICLE 10. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		30

10.1	Conditions to Confirmation	30

10.2	Conditions to Effective Date	30

ARTICLE 11. RETENTION OF JURISDICTION		30

11.1	Jurisdiction	30

ARTICLE 12. MISCELLANEOUS PROVISIONS		32

12.1	Payment of Statutory Fees	32

12.2	Modifications and Amendments	32

12.3	Exculpation; Limitation of Liability	33

12.4	Severability of Plan Provisions	33

12.5	Successors and Assigns	33

12.6	Binding Effect	33

12.7	Revocation, Withdrawal, Cram-Down or Non-Consummation	34

12.8	Notices	34

12.9	Dissolution of the Energy Creditors’ Committee	35

12.10	Injunctions or Stays	35

JOINT PLAN OF REORGANIZATION PROPOSED BY THE DEBTORS

INTRODUCTION

PRB Energy, Inc. (“Energy”) and PRB Oil & Gas, Inc. (“Oil & Gas”)  (collectively the “Debtors”), hereby propose the following Plan of Reorganization pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101 et seq:

ARTICLE 1.
DEFINITIONS

For purposes of this Plan and to the extent not otherwise provided herein, the terms below shall have the respective meanings hereinafter set forth and, unless otherwise indicated, the singular shall include the plural and capitalized terms shall refer to the terms as defined in this Article.

1.1.         “Administrative Expense Claim” means a Claim for payment of an administrative expense of a kind specified in § 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to § 507(a)(1) of the Bankruptcy Code, including, but not limited to: (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estate and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case; (b) Professional Fee Claims; (c) all fees and charges assessed against the Estates under 28 U.S.C. § 1930; and (d) all Allowed Claims that are entitled to be treated as Administrative Expense Claims pursuant to a Final Order of the Bankruptcy Court under § 546(c)(2)(A) of the Bankruptcy Code.

1.2.         “Administrative Expense Claims Bar Date” Means January 16, 2009 for administrative expense claims for unpaid goods or services provided to Debtors during the period of March 5, 2008 through December 31, 2008 and for all other Administrative Expense Claims, 60 days after the Effective Date or such later date as the Court shall set as the deadline for filing any Administrative Expense Claim herein.

1.3.         “Allowed” with respect to a Claim, means: (1) any Claim listed in the Debtors’ Schedules as filed in connection with its bankruptcy case which is liquidated in amount and is not designated as contingent or disputed and no objection to the allowance thereof has been or will be interposed; and/or, (2) any Claim against the Debtor, proof of which was filed on or before the Bar Date  to such Claim and no objection to the allowance thereof has been or will be interposed, or as to any such objection there has been a Final Order entered allowing such Claim; or (3) any Claim which has been approved by a Final Order of the Court.

1.4.         “Ballot” means the instrument used by any Holder that is authorized to vote on the Plan, to indicate acceptance or rejection of the Plan.

1.5.         “Ballot Date” means the date set by the Bankruptcy Court for receipt of Ballots indicating acceptance or rejection of this Plan.

1.6.         “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., and all amendments thereof applicable to the Chapter 11 Case.

1.7.         “Bankruptcy Court” means the United States Bankruptcy Court for the District of Colorado.

1.8.         “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, and the Local Rules of the Bankruptcy Court, as the same may be amended and modified from time to time, and as applicable to the Chapter 11 Case.

1.9.         “Bar Date” means: (i) with respect to Claims arising from the rejection of an Executory Contract or unexpired lease pursuant to the Plan, thirty (30) days after the earlier of the date of the Bankruptcy Court order approving the Debtor’s rejection of such Executory Contract or unexpired lease or the Confirmation Date; (ii) with respect to Administrative Expense Claims, the Administrative Expense Claims Bar Date; (iii) with respect to Professional Fee Claims, sixty (60) days after the Effective Date of this Plan or such other date set by the Court; and (iv) with respect to all other Claims against the Debtor, June 16, 2008 or any extension of such date approved by the Debtor or the Bankruptcy Court.

1.10.       “Business Day” means any day other than a Saturday, Sunday or “legal holiday” as that term is defined at Bankruptcy Rule 9006(a).

1.11.       “Cash” means legal tender of the United States of America, or Cash equivalents, including currency, checks, and wire transfers of immediately available funds.

1.12.       “Causes of Action” means all Claims and any and all manner of actions, causes of action in law or in equity, suits, adversary proceedings, contested matters, litigation, objections, debts, Liens, contracts, liabilities, demands, rights, obligations, damages, loses, fees, costs, expenses, set-offs, defenses, counter-claims, cross-claims, third-party claims, or claims for recoupment, of any nature whatsoever, known or unknown, fixed or contingent, now owned or hereafter acquired by the Debtor or its Estate, whether arising under any contract or under the Bankruptcy Code or other federal or state law, including without limitation, any Causes of Action arising under §§ 502, 506, 509, 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, 552, 553 or 554 of the Bankruptcy Code, regardless of whether or not such Causes of Action have been commenced, pursued or asserted prior to the Effective Date.

1.13.       “Chapter 11 Cases” means the cases under chapter 11 of the Bankruptcy Code filed by the Debtors including any adversary proceedings pending in connection therewith.

1.14.       “Claim” has the same meaning as that term is defined in § 101(5) of the Bankruptcy Code.

1.15.       “Claims Objection Bar Date” means the 90th day after the Effective Date, which shall be the deadline by which Reorganized Energy or Reorganized Oil & Gas must interpose an objection to any Claim or such Claim shall be deemed an Allowed Claim pursuant to the Plan; provided, however: (i) Reorganized Energy and/or Reorganized Oil & Gas, for cause shown, may be granted an extension of this deadline by the Bankruptcy Court; and (ii) the failure to timely interpose an objection to a claim by Reorganized Energy or Reorganized Oil & Gas shall not constitute a waiver of any rights or remedies arising under 11 U.S.C. § 502(j).

1.16.       “Class” means any group of Holders of Claims or Interests as classified in Article 2 of the Plan.

1.17.       “Confirmation” means entry of an Order by the Bankruptcy Court confirming this Plan in accordance with §1129 of the Bankruptcy Code.

1.18.       “Confirmation Date” means the date on which the Confirmation Order is entered on the docket maintained by the clerk of the Bankruptcy Court.

1.19.       “Confirmation Hearing” means the duly noticed hearing held by the Bankruptcy Court pursuant to § 1128 of the Bankruptcy Code to consider confirmation of the Plan. The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice other than the adjourned date of the Confirmation Hearing.

1.20.       “Confirmation Order” means the Order issued and entered by the Bankruptcy Court confirming the Plan pursuant to § 1129 of the Bankruptcy Code.

1.21.       “Committee” means the Official Committee of Unsecured Creditors appointed by the Bankruptcy Court in the Energy bankruptcy case.

1.22.       “Debenture(s)” means the two pre-petition debentures, each in the principal amount of $7,500,000, one of which was originally issued to DKR Soundshore Oasis Holding Fund Ltd. and the other of which was issued to West Coast Opportunity Fund, LLC.  As of August 19, 2008, West Coast Opportunity Fund was the owner and holder of both Debentures.

1.23.       “Debenture Holder” means West Coast Opportunity Fund, LLC, and its successors and assigns, if any.

1.24.       “Debtors” means PRB Oil & Gas, Inc. and PRB Energy, Inc.

1.25.       “Disclosure Statement” means the document filed, or to be filed, in connection with the Debtors’ Chapter 11 Cases pursuant to § 1125 of the Bankruptcy Code and approved by the Bankruptcy Court as containing “adequate information” as that term is defined in § 1125(a) (1) of the Bankruptcy Code, and any exhibits annexed thereto and any documents delivered in connection therewith, as the same may be amended from time to time by any duly authorized amendment or modification.

1.26.       “DJ Basin Assets” means all of the right title and interest of Oil & Gas in oil & gas leases originally covering approximately 385,000 gross acres (currently less than that number of acres due to non-renewal of certain leases) in the Denver-Julesburg Basin, located approximately at the juncture of the state borders of Colorado, Nebraska and Wyoming,  including surface equipment, gathering lines, pipelines, processing plants, compressors, pumps, and other related property and equipment, and now covering fewer acres.

1.27.       “Disputed Claim” means any (i) Claim which is not an Allowed Claim, including, without limitation, any Claim designated as disputed, contingent or unliquidated in Debtors’ schedules filed in connection with this case, or (ii) Claim which is or will be the subject of an application, motion, objection, complaint or any other proceeding which seeks to disallow, subordinate or estimate such Claim and provided that such application, motion, objection, complaint, or other proceeding has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

1.28.       “Distribution” means any distribution by the Debtors or Reorganized Energy or Reorganized Oil & Gas made pursuant to the Plan, including payments made pursuant to the Plan to Holders of Administrative Expense Claims and Priority Claims.

1.29.       “Effective Date” means the first Business Day on which  (i) all the conditions set forth in Section 10.2 are satisfied or waived and  (ii) either (a) the Confirmation Order is a Final Order or (b) any date after the entry of the Confirmation Order provided that (A) no stay is then in effect and (B) Debtors and WCOF agree to proceed to consummate the Plan.

1.30.       “Energy” means PRB Energy, Inc. the Debtor in the case of PRB Energy, Inc., Case No. 08-12658 in the Bankruptcy Court.

1.31.       “Entity” shall have the meaning assigned in § 101(15) of the Bankruptcy Code.

1.32.       “Estates” means the Debtors’ bankruptcy estates created in the above captioned Chapter 11 Cases pursuant to § 541 of the Bankruptcy Code.

1.33.       “Estate Assets” means, collectively, all of the legal and equitable rights in and to all assets, property, interests and effect, real and personal, tangible and intangible, wherever situated, held at any time by the Estates including, without limitation, all Causes of Action.

1.34.       “Executory Contract” means any executory contract or unexpired lease of real or personal property, as contemplated by §§ 365, 1113, 1114 of the Bankruptcy Code, in effect on the Petition Date, between any one or all of the Debtors and any Person, and including, without limitation, any written employment agreements or plans and employee benefit plans and agreements.

1.35.       “Existing Equity Interests” means the Interests in Energy held by any Person or Entity as of the Confirmation Date.

1.36.       “Exit Financing Facility” means a loan to be made to the Debtors from WCOF in the amount of One Million Five Hundred Dollars ($1,500,000), or such lesser amount as may be agreed to by the Creditors Committee and the Debtors.

1.37.       “Final Order” means (a) an order or judgment of the Bankruptcy Court that has not been reversed, modified or set aside and as to which the time to appeal, petition for certiorari, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding s for reargument or rehearing shall then be pending or, if pending, has been waived in writing by the affected parties; and (b) in the event that an appeal, petition for certiorari, or motion for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceeding for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final order solely because of the possibility that a motion pursuant Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to such order.

1.38.       “General Unsecured Claim” means the principal amount (i.e. excluding interest) of a Claim arising on or before the Petition Date that is neither an Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, nor Secured Claim.

1.39.       “Holder” means the beneficial owner of any Claim or Interest.

1.40.       “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of § 1124 of the Bankruptcy Code.

1.41.       “Initial Distribution Date” means the date occurring as soon as practicable after the Effective Date, upon which distributions are made by the Debtors or Reorganized Debtors to the Holders of Allowed Claims entitled to receive distributions under this Plan; provided however, the Debtors and Reorganized Debtors shall use their best efforts to ensure that the Initial Distribution Date occurs on or before the thirtieth day following the Confirmation Date.

1.42.       “Interest” means any “equity security” interest in the Debtors as that term is defined in §§ 101(16) of the Bankruptcy Code.

1.43.       “Lien” means (with respect to any interest in property) any mortgage, lien, pledge, charge, security interest, hypothecation, constructive or other trusts, or encumbrance of any kind whatsoever in respect of or affecting such interests in property.

1.44.       “Mechanics Lien” means any Lien arising under the Colorado Mechanic Lien Act, C.R.S. § 38-22-101 to 133, or any similar statute enacted by another state.

1.45.       “New Equity Securities” means the new issue common stock, par value $1.00 per share, to be issued on the Effective Date by Reorganized Energy or Reorganized Oil & Gas in accordance with this Plan.

1.46.       “New Equity Raise” means the raise of no less than $7,500,000 of new equity capital for PRB Energy, as common and/or preferred stock, at $0.001 par value, within 90 calendar days of the Confirmation Date in connection with WCOF’s commitment and guarantee to raise no less than $7,500,000 in new equity capital for PRB Energy.    The New Equity Raise will dilute the New Equity Securities issued by PRB Energy on the Effective Date but shall be subject to the preemptive rights of WCOF and the unsecured creditors who receive the New Equity Securities on the Effective Date.  The New Equity Raise may be less than $7,500,000 upon the prior approval of the Unsecured Creditors Committee and Reorganized Energy.

1.47.       “Oil & Gas” means PRB Oil & Gas, Inc., the Debtor in Case No. 08-12663 in the Bankruptcy Court.

1.48.       “Person” means an individual, corporation, partnership, joint venture, trust, estate, unincorporated association, unincorporated organization governmental entity, or political subdivision thereof, or any other entity.

1.49.       “Plan Supplement” means the transactional and corporate documents necessary to implementation of the plans, to be filed before the first hearing on Confirmation, including but not limited to (a) Amended and Restated Debentures, (b) Loan Documentation for Exit Facility Financing, Commitment Agreement to Raise $7.5 million additional equity capital and amended corporate governance documents for Energy and Oil & Gas.

1.50.       “Prepayment Premium” means those amounts due and owing to the Debenture Holder upon the occurrence of certain events as provided in, inter alia, Sections 3(b), 4(b) and 5 of the Debentures.

1.51.       “PRB Funding” means PRB Funding, LLC, a Colorado limited liability company.

1.52.       “Petition Date” means March 5, 2008.

1.53.       “Plan” means this plan, and any exhibits annexed hereto and any documents delivered in connection herewith as the same may be amended from time to time by any duly authorized amendment or modification.

1.54.       “Plan Proponents” means the Debtors in their capacity as the proponents of this Plan.

1.55.       “Priority Non-Tax Claim” means an Allowed Claim that is entitled to priority under § 507(a)(3)-(a)(7) of the Bankruptcy Code.

1.56.       “Priority Tax Claim” means an Allowed Claim that is entitled to priority under  § 507(a)(8) of the Bankruptcy Code.

1.57.       “Professional” means any professional or person employed or appointed in any one or all of the Debtors’ cases pursuant to §§ 327, 330, 1103 or 1104 of the Bankruptcy Code or otherwise and any Professional seeking compensation or reimbursement of expenses in connection with the Debtors’ cases pursuant to § 503(b)(4) of the Bankruptcy Code.

1.58.       “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

1.59.       “Reorganized Energy” means PRB Energy, Inc., after the Effective Date, operating under a new name.

1.60.       “Reorganized Oil & Gas” means PRB Oil & Gas, Inc., after the Effective Date.

1.61.       “Restructured Debenture” means the Debentures as modified and restructured in accordance with the terms of this Plan.

1.62.       “Secured Claim” means a Claim of a creditor that is secured by a Lien upon property held in the Estates, to the extent of the value of the creditor’s interest and the Estates’ interest in such property, as provided in § 506(a) of the Bankruptcy Code.  “Secured Claim” shall also mean a Claim of a creditor that is subject to setoff under § 553 of the Bankruptcy Code, to the extent of the amount subject to setoff, as provided in § 506(a) of the Bankruptcy Code.

1.63.       “Subordinated Notes” means senior subordinated convertible notes issued by Energy between January and April 2006, in the approximate original principal amount of $21,965,000.

1.64.       “Unsecured Creditors Committee” shall mean the Official Unsecured Creditors Committee for PRB Energy, Inc., as it exists on the date of the Confirmation Order.

1.65.       “Voting Deadline” means the deadline for voting to either accept or reject the Plan as fixed by the Bankruptcy Court in an order approving the Disclosure Statement or otherwise.

1.66.       “WCOF” means West Coast Opportunity Fund, LLC.

1.67.       Other Definitions. Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan but that is defined in the Bankruptcy Code, the Bankruptcy Rules or the Disclosure Statement shall have the meaning set forth therein.  A singular noun or pronoun when used herein shall include the plural, and the plural shall include the singular, as the context may require.  Masculine, feminine and neuter genders shall include such other genders as are appropriate.  The word “or” is not exclusive.

ARTICLE 2.
CLASSIFICATION OF CLAIMS AND INTERESTS

2.1          Introduction.

The Debtors are the proponents of the Plan.  Subject to exceptions described herein, the Plan provides that WCOF shall loan One Million Five Hundred Thousand Dollars ($1,500,000.00) to the Debtors to fund the Plan and commit to or guarantee the raising of Seven Million Five Hundred Thousand Dollars ($7,500,000) in post-confirmation equity (the “New Equity Raise”) for ongoing capital and operating expenses of Reorganized Energy and Reorganized Oil & Gas, including the development of the oil and gas reserves of Reorganized Energy and Reorganized Oil & Gas in the DJ Basin.  The Exit Financing Facility is designed to cover the budgeted cash obligations of the Debtors in order to achieve confirmation of this Plan and, if justified by revised budget forecasts, may be less than $1,500,000 if the Creditors Committee and the Debtors agree.  Likewise, the New Equity Raise may be less than $7,500,000 or an alternative method of developing the DJ Assets may be pursued that would be less dilutive of existing equity owners but only with the prior consent of Reorganized Energy and the Creditors Committee, which shall remain in effect for a limited time for this purpose.  Equity Interests in Energy shall be cancelled and New Equity Securities in Reorganized Energy will be distributed according to the terms of the Plan.  Equity Interests in Oil & Gas shall be cancelled and New Equity Securities in Reorganized Oil & Gas will be distributed according to the terms of the Plan.

New Equity Securities in Reorganized Energy will be distributed to the Holders of Allowed Claims in the priority and amounts specified in this Plan.

In accordance with §1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, have not been classified, and the respective treatment of such unclassified Claims is set forth in section 3.1 of the Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class.   A Claim or Interest may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes.  A Claim or Interest is also placed in a particular class only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

2.2          Classification of Unimpaired Claims Against Energy.

(a)                                  Class A-1: Priority Non-Tax Claims Against Energy.

2.3          Classification of Impaired Claims and Interests Against Energy.

(a)                                  Class A-2: Secured Claim of WCOF Against Energy.

(b)                                 Class A-3: Secured Claim of PRB Funding, LLC Against Energy.

(c)                                  Class A-4: General Unsecured Claims Against Energy.

(d)                                 Class A-5.  Interests in Energy.

2.4          Classification of Unimpaired Claims Against Oil & Gas.

(a)                                  Class B-1: Priority Non-Tax Claims Against Oil & Gas.

(b)                                 Class B-6: Interests in Oil & Gas.

2.5          Classification of Impaired Claims and Interests Against Oil & Gas.

(a)                                  Class B-2: Secured Claim of WCOF Against Oil & Gas.

(b)                                 Class B-3: Secured Claim of PRB Funding, LLC Against Oil & Gas.

(c)                                  Class B-4: General Unsecured Claims Against Oil & Gas.

(d)                                 Class B-5 Mechanic Lien Claims Against Oil & Gas.

2.6          Identification of Impaired and Unimpaired Classes.

Classes A-1 and B-1 and B6 are unimpaired by the Plan.  Classes A-2, A-3, A-4, A-5, B-2, B-3, B-4 and B-5 a are impaired by the Plan.  If a controversy arises as to whether any Claims or Interests, or any class of Claims or Interests, are impaired under the Plan, the Bankruptcy Court shall, after notice and hearing, determine such controversy.

ARTICLE 3.
TREATMENT OF CLAIMS AND INTERESTS

3.1          Unclassified Claims Against Energy.

(a)           Administrative Expense Claims Against Energy, Including the postpetition PRB Funding Administrative Expense Claim and the postpetition PRB Acquisition Administrative Expense Claim.

Except as otherwise provided for herein, and subject to the requirements of section 6.1 of this Plan, on, or as soon as reasonably practicable after, the latest of: (i) the Effective Date; (ii) the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; or (iii) the date such Administrative Expense Claim becomes payable pursuant to any agreement between the Debtors and the Holder of such Administrative Expense Claim, each Holder of an Allowed Administrative Expense Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Expense Claim: (x) Cash equal to the unpaid portion of such Allowed Administrative Claim; or (y) such other treatment as to which the Energy and such Holder shall have agreed upon in writing.

(b)                                 Priority Tax Claims Against Energy

As soon as reasonably practicable after the latest of (i) 120 days after the Confirmation Date, (iii) the date such claim becomes an Allowed Priority Tax Claim, or (iii) the date such Allowed Priority Tax Claim becomes payable pursuant to any agreement between the Debtors and the Holder of such Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax claim shall receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (y) Cash equal to the unpaid portion of such Allowed Priority Tax claim or (z) such other treatment agreed to by the Allowed Priority Tax Claim Holder and the Debtors.

3.2          Unimpaired Classes of Claims and Interests Against Energy.

(a)                                  Class A-1: Priority Non-Tax Claims Against Energy.

On, or as soon as reasonably practicable after, the latest of: (i) the Effective Date; (ii) the date such claim becomes an Allowed Priority Non-Tax Claim; or (iii) the date such Priority Non-Tax Claim becomes payable pursuant to any agreement between Energy and the Holder of such Priority Non-Tax Claim, each Holder of an Allowed Class A-1 Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class A-1 Claim (y) Cash equal to the unpaid portion of such Allowed Priority Non-Tax Claim or (z) such other treatment as to which Energy and such Holder shall have agreed upon in writing.

3.3          Impaired Classes of Claims and Interests Against Energy.

(a)           Class A-2: Secured Claims of WCOF Against Energy.  Settlement with WCOF.  In full and complete settlement of all disputes between WCOF and Energy, the parties have agreed to the following terms:

(i)            The holder of the Class A-2 claim shall have an Allowed Secured Claim in the full amount of its principal, Prepayment Premium, interest, attorneys fees and costs of collection, less $1,750,000, but the aggregate of such Allowed Secured Claim as of  the Effective Date, shall be no more than $16,950,000 (the “Allowed Class A-2 Claim”).  For the purpose of clarity, and as expressly limited above, the Allowed Class A-2 Claim shall expressly include Prepayment Premium, default interest, attorneys fees and costs of collection accruing after August 1, 2008 through the Effective Date, and shall expressly be reduced by the proceeds of any payments to WCOF as reductions in debt, including, without limitation, the proceeds of the sale of the Gap/Bonepile assets.  Pursuant to section 1124(2) of the Bankruptcy Code, the Allowed Class A-2 Claim shall bear interest at the rate of 10% per year commencing on the Effective Date.  The maturity date for payment of the Allowed Class A-2 Claim shall be as follows: December 31, 2009 for $3,750,000 and December 31, 2010 for the all remaining amounts owed on the Allowed Class A-2 Claim, together with the amounts funded under the Exit Financing Facility, including principal, interest, attorneys fees and costs of collection accruing after the Effective Date.  The Debenture shall be restructured and modified to reflect the amounts due pursuant to this Plan.  As restructured and modified the Restructured Debenture shall be fully enforceable on and after the Effective Date, consistent with the terms of this Plan.  PRB Energy and PRB Oil & Gas shall be jointly and severally liable to WCOF for the indebtedness due under the Restructured Debenture, which amounts include the Allowed Class A-2 and B-2 Claims.  Notwithstanding such joint and several liability, the Holder of the Debenture shall be entitled to only a single recovery of amounts due and owing under the Restructured Debenture.

(ii)           The Liens securing the Restructured Debenture, including the Allowed Class A-2 Claim and the Exit Financing Facility, shall continue to encumber all the property of the Debtors in the same order, priority and validity such Liens enjoyed on the Petition  Date until such time as the holder of the Restructured Debenture has received Cash equal to the amount of the Allowed Class A-2 Claim and the Exit Financing Facility, plus post Effective Date accrued interest, any applicable Prepayment Premium, fees, and costs, together with any other amounts due thereunder.

(iii)          The Holder of the Allowed Class A-2 Claim shall receive 13,500,000 shares of New Equity Securities in Reorganized Energy.   The New Equity Securities shall be issued to Holder of the Allowed Class A-2 Claim on the Effective Date, if reasonably practicable, but no later than (i) three months after the Effective Date or (ii) such other date as to which Reorganized Energy and the holder of Allowed Class A-2 Claim shall have agreed upon in writing on.

(iv)          With the exception noted hereafter, WCOF shall loan to Reorganized Energy and Reorganized Oil & Gas the Exit Financing Facility in amount of $1,500,000 on the Effective Date.  The Exit Financing Facility is designed to cover cash obligations of the Debtors that must be funded in order to achieve confirmation of this Plan.  The Exit Financing Facility may be less than $1,500,000 if budget forecasts justify a lesser number and if the Creditors Committee and the Debtors so agree.  Upon funding of the Exit Financing Facility to the Debtors, such amount shall be added to the principal amount of the Restructured Debenture, increasing the amount due under the Restructured Debenture by the amount so advanced.

(v)           WCOF shall deliver a full and complete release to PRB Gathering, Inc. of its guaranty.  Any and all collateral of PRB Gathering, Inc. securing the Debentures shall be fully released, provided however, such release expressly shall not include any of WCOF’s rights to the proceeds of the pre-confirmation sale of certain oil & gas leases, gas gathering systems and pipelines and gas wells in Wyoming known as the Gap and Bonepile Assets and the Antelope Valley Assets, as further defined in documents filed at Docket Numbers 249 and 303 in the Bankruptcy Cases.

(vi)          The mortgages, security agreements, pledge agreements and other collateral documents securing the Restructured Debenture shall be amended to provide for nonjudicial foreclosure, if not previously so amended.  Such amendments shall be deemed effective as of the date of the original recording of the Deeds of Trust in Sedgwick and Phillips Counties, Colorado and Chase, Keith, Deuel, Perkins and Dundy Counties, Nebraska, such dates having been February 26, 2007 except the date having been February 27, 2007 for Perkins County, Nebraska.  A vote in favor of the Plan shall be deemed the consent to this provision by the holder of any claim in these bankruptcy cases, including the holder of any lien claim asserted against the oil and gas properties subject to the Deeds of Trust.

(vii)         The provisions in the Restructured Debenture providing for payment of one hundred ten percent (110%) of amounts due upon certain events, as provided in, inter alia, §§ 3(b), 4(b) and 5 of the Restructured Debenture, shall continue in the  Restructured Debenture post-confirmation.

(viii)        Upon the Effective Date, PRB Energy and PRB Oil & Gas fully and forever waive, release and discharge any and all actions, causes of action in law or in equity, suits, adversary proceedings, contested matters, litigation, objections, debts, liens, contracts, torts, liabilities, demands, rights, obligations, damages, losses, fees, costs, expenses, set-offs, defenses, counter-claims, cross-claims, third-party claims, or claims for recoupment, of any nature whatsoever, known or unknown, fixed or contingent, whether arising under contract, tort or statute, including any cause of action arising under Chapter 5 of the Bankruptcy Code, against WCOF, its officers, directors, employees, partners, affiliates and attorneys, that are based, whether in whole or in part, upon any act, omission, event, condition, or thing in existence or that occurred, whether in whole or in part, prior to the Effective Date of the Plan.

(b)                                 Class A-3: Prepetition Secured Claim of PRB Funding Against Energy.

(i)            The Allowed Secured Prepetition Claim of PRB Funding shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class A-3 Claim: (i) no later than ninety days after the Effective Date, Cash equal to the unpaid portion of such Allowed Class A-3 Claim calculated as of the Effective Date; or (ii) on the  Effective Date, and at the election of the Class A-3 creditor, New Equity Securities in Reorganized Energy at a conversion rate of one share per each $1.00 of Allowed Class A-3 Claim.  In order for PRB Funding to elect satisfaction of its Allowed Class A-3 Claim with New Equity Securities as provided herein, such election must be delivered in writing to Energy no later than five days after the Confirmation Date (the “PRB Funding Election Date”) or, if after the PRB Funding Election Date, then by such other date prior to the Effective Date to which Energy may agree in writing.

(ii)           On and after the Effective Date, the Holder of the Allowed Class A-3 Claim shall retain its Liens upon the property securing such Allowed Class A-3 Claim until such time as the Holder of the Allowed Class A-3 Claim has received Cash equal to the amount of its Allowed Class A-3 Claim or New Equity Securities in Reorganized Energy as described in this Plan.  Upon receipt of the Cash payment or New Equity Securities as described above, the Liens securing the Allowed Class A-3 Claim shall be deemed released.

(c)                                  Class A-4: General Unsecured Claims Against Energy.

(i)            In full satisfaction of any Allowed general unsecured claim against Energy, each Holder of a Class A-4 Claim shall receive a pro-rata share of 1,425,000 shares of New Equity Securities in Reorganized Energy.(1)  Issuance of the New Equity Securities to Holders of Allowed Class A-4 Claims shall be made as soon as practicable after the Effective Date, but no later than (i) six months after the Effective Date or (ii) the date such Claim becomes an Allowed Class A-4 Claim if that date occurs after the forgoing Distribution Date. No fractional shares shall be issued.

(ii)           Holders of Allowed Class A-4 Claims shall also receive warrants to acquire, on a pro-rata basis, an additional one million, four hundred twenty-five thousand (1,425,000) shares of New Equity Securities in Reorganized Energy at an exercise price of $2.50 per share.  Such warrants must be exercised no later than December 31, 2013.

(1) The number of shares to be distributed to holders of Allowed Class A-4 Claims is to be calculated as follows (by way of example only):  If there are $22,142,400 of Allowed Class A-4 Claims, that number is the numerator in a division equation.  The denominator is the number of shares to be distributed, to wit: 1,425,000.  The result of dividing the numerator ($22,142,400) by the denominator (1,425,000) is 15.5385 (the “A-4 Result”).  The A-4 Result shall be rounded to the next hundredth, resulting in a final rounded A-4 Result of 15.54.  Thus, in this example, for each $15.54  of Allowed Class A-4 Claims that a creditor has, such creditor would receive one share in Reorganized Energy.  No fractional shares in Reorganized Energy will be issued.  To the extent that part of a claim by the holder of an Allowed Class A-4 Claim is less than the final rounded A-4 Result, such partial claim shall receive no distribution.

(d)                                 Class A-5: Interests in Energy

All Interests in Energy shall be cancelled, annulled and extinguished on the Effective Date, and the Holders of Interests in Energy shall receive nothing on account of such Interests.

3.4          Unclassified Claims Against Oil & Gas.

(a)           Administrative Expense Claims Against Oil & Gas, including the PRB Funding Administrative Expense Claim and the PRB Acquisition Administrative Expense Claim.

Except as otherwise provided for herein, and subject to the requirements of section 6.1 of this Plan, on, or as soon as reasonably practicable after, the latest of: (i) the Effective Date; (ii) the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; or (iii) the date such Administrative Expense Claim becomes payable pursuant to any agreement between the Debtors and the Holder of such Administrative Expense Claim, each Holder of an Allowed Administrative Expense Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Expense Claim: (y) Cash equal to the unpaid portion of such Allowed Administrative Claim; or (z) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

(b)                                 Priority Tax Claims.

On, or as soon as reasonably practicable after, the latest of (i) 120 days after the Confirmation Date; (ii) the date such claim becomes an Allowed Priority Tax Claim, or (iii) the date such Allowed Priority Tax Claim becomes payable pursuant to any agreement between the Debtors and the Holder of such Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax claim shall receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (x) Cash equal to the unpaid portion of such Allowed Priority Tax claim or (y) such other treatment agreed to by the Allowed Priority Tax Claim Holder and the Oil & Gas.

3.5          Unimpaired Classes of Claims and Interests Against Oil & Gas.

(a)                                  Class B-1: Priority Non-Tax Claims Against Oil & Gas.

On, or as soon as reasonably practicable after, the latest of: (i) the Effective Date; (ii) the date such claim becomes an Allowed Priority Non-Tax Claim; or (iii) the date such Priority Non-Tax Claim becomes payable pursuant to any agreement between Oil & Gas and the Holder of such Priority Non-Tax Claim, each Holder of an Allowed Class B-1 Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class B-1 Claim (y) Cash equal to the unpaid portion of such Allowed Class B-1 Claim or (z) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.

(b).          Class B-6 Interests in Oil & Gas. Interests in Oil & Gas are unimpaired under this Plan.

3.6          Impaired Classes of Claims and Interests Against Oil & Gas.

(a)           Class B-2: Secured Claims of WCOF Against Oil & Gas.  Settlement with WCOF.  In full and complete settlement of all disputes between WCOF and Oil & Gas, the parties have agreed to the following terms:

(i)            The holder of the Class B-2 claim shall have an Allowed Secured Claim in the full amount of its principal, Prepayment Premium, interest, attorneys fees and costs of collection, less $1,750,000, but the aggregate of such Allowed Secured Claim as of the Effective Date, shall be no more than $16,950,000 (the “Allowed Class B-2 Claim”).  For the purpose of clarity, and as expressly limited above, the Allowed Class B-2 Claim shall expressly include Prepayment Premium, default interest, attorneys fees and costs of collection accruing after August 1, 2008 through the Effective Date, and shall expressly be reduced by the proceeds of any payments to WCOF as reductions in debt, including, without limitation, the proceeds of the sale of the Gap/Bonepile assets.  Pursuant to section 1124(2) of the Bankruptcy Code, the Allowed Class B-2 Claim shall bear interest at the rate of 10% per year commencing on the Effective Date.  The maturity date for payment of the Allowed Class B-2 Claim shall be as follows: December 31, 2009 for $3,750,000 and December 31, 2010 for the all remaining amounts owed on the Allowed Class B-2 Claim, together with the Exit Financing Facility, including principal, interest, attorneys fees and costs of collection accruing after the Effective Date.  The Debenture shall be restructured and modified to reflect the amounts due pursuant to this Plan.  As restructured and modified the Restructured Debenture shall be fully enforceable on and after the Effective Date, consistent with the terms of this Plan.  PRB Energy and PRB Oil & Gas shall be jointly and severally liable to WCOF for the indebtedness due under the Restructured Debenture, which amounts include the Allowed Class A-2 and B-2 Claims.  Notwithstanding such joint and several liability, the Holder of the Debenture shall be entitled to only a single recovery of amounts due and owing under the Restructured Debenture. For the purpose of  clarity, there is no amount due under the Allowed Class B-2 Claim that is not included in the amounts due under the Allowed Class A-2 Claim.

(ii)           The Liens securing the Restructured Debenture, including the Allowed Class B-2 Claim and the Exit Financing Facility, shall continue to encumber all the property of the Debtors in the same order, priority and validity such Liens enjoyed on the Petition  Date until such time as the holder of the Restructured Debenture has received Cash equal to the amount of the Allowed Class B-2 Claim, The Exit Financing Facility, plus post Effective Date accrued interest, any applicable Prepayment Premium, fees, and costs, together with any other amounts due thereunder.

(iii)          The Holder of the Allowed Class B-2 Claim shall receive the 13,500,000 shares of New Equity Securities in Reorganized Energy and such issuance shall be in accordance with Section 3.3(a)(iii) of this Plan.  For the purpose of clarity, the aggregate number of shares of New Equity Securities in Reorganized Energy to be issued pursuant to Sections 3.3(a)(iii) and 3.6(a)(iii) of this Plan shall be 13,500,000.  Additional shares of New Equity Securities may be issued to the Holder of the Allowed Class B-2 Claim pursuant to other provisions of this Plan.

(iv)          WCOF shall loan to Reorganized Energy and Reorganized Oil & Gas  the Exit Financing Facility in the amount of up to $1,500,000 on the Effective Date as described in and upon the terms and conditions described in Sec. 3.3(a)(iv).

(v)           WCOF shall deliver a full and complete release to PRB Gathering, Inc. of its guaranty and any and all collateral of PRB Gathering, Inc., as described in and upon the terms and conditions provided in Sec. 3.3(a)(v).

(vi)          The mortgages, security agreements, pledge agreements and other collateral documents securing the Restructured Debenture shall be amended to provide for nonjudicial foreclosure, if not previously so amended, all as provided in Sec. 3.3(a)(vii).  Such amendments shall be deemed effective as of the date of the original recording of the Deeds of Trust in Sedgwick and Phillips Counties, Colorado and Chase, Keith, Deuel, Perkins and Dundy Counties, Nebraska, such dates having been February 26, 2007 except the date having been February 27, 2007 for Perkins County, Nebraska.  A vote in favor of the Plan shall be deemed the consent to this provision by the holder of any claim in these bankruptcy cases, including the holder of any lien claim asserted against the oil and gas properties subject to the Deeds of Trust.

(vii)         The provisions in the Restructured Debenture providing for payment of one hundred ten percent (110%) of amounts due upon certain events, as provided in, inter alia, §§ 3(b), 4(b) and 5 of the Restructured Debenture, shall continue in the  Restructured Debentures post-confirmation, all as provided in Sec. 3.3(a)(viii).

(viii)        Upon the Effective Date, PRB Energy and PRB Oil & Gas shall grant the releases described in Sec. 3.3(a)(ix).

(b)                                 Class B-3: Secured Claim of PRB Funding Against Oil & Gas.

(i)            The Allowed Secured Prepetition Claim of PRB Funding shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class B-3 Claim the treatment described in and in accordance with Sec. 3.3(b)(i).

(ii)           On and after the Effective Date, the Holder of the Allowed Class B-3 Claim shall retain its Lien upon the property securing such Allowed Class B-3 Claim until such time as the Holder of the Allowed Class B-3 Claim has received Cash equal to the amount of the Allowed Class B-3 Claim or New Equity Securities in Reorganized Energy as provided in Sec. 3.3(b)(i).    Upon receipt of Cash or New Equity Securities as described above, the Lien securing the Allowed Class B-3 Claim shall be deemed released.

(c)                                  Class B-4: Mechanics’ Lien Secured Claims Against Oil & Gas.

(i)            The Allowed Secured Claims of Holders of Mechanic Liens shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed B-4 Claims on the latest of (x) thirty days after the Effective Date; (y) the date such Claim becomes an Allowed Class B-4 Claim; or (z) the date such Allowed Class B-4 Claim becomes payable pursuant to any agreement between the Debtors and the Holder of such Allowed Class B-4 Claim: (i)  Cash equal to the unpaid portion of such Allowed Class B-4 Claim calculated as of the Effective Date; or (ii) such other treatment as to which Reorganized Energy and such Holder shall have agreed upon in writing by the Effective Date, or as soon thereafter as reasonably practicable.  To the extent they are valid and enforceable against property of the Estate, then any Liens securing the Claim of a Holder of Allowed Class B-4 Claims shall continue in any such property in the same order, priority and validity such Liens enjoyed on the Petition Date until such time as the Holder of such Allowed Class B-4 Claim has received Cash equal to the amount of its Allowed Class B-4 Claim or there is a court order or written settlement agreement determining that such Holder does not have an Allowed Class B-4 Claim.  Upon receipt of Cash as described above, the Lien securing the Claim of any Holder of an Allowed Class B-4 Claim shall be deemed released.  If the claim of any Holder of a Class B-4 Claim is determined to be unsecured, such claim shall be treated as a Class B-5 general unsecured claim.

(d)                                 Class B-5: General Unsecured Claims Against Oil & Gas.

(i)            In full satisfaction of any Allowed general unsecured Claim, each Holder of an Allowed Class B-5 Claim shall receive a pro-rata(2) share of seventy-five thousand (75,000) shares of New Equity Securities in Reorganized Energy.  Distributions of New Equity Securities on Allowed Class B-5 Claims shall be made on the later of (i) six months after the Effective Date or (ii) the date such Claim becomes an Allowed Unsecured Claim if that date occurs after the foregoing Distribution Date.  No fractional shares shall be issued.

(2) The number of shares to be distributed to holders of Allowed Class B-5 Claims is to be calculated as follows (by way of example only):  If there are $1,165,400 of Allowed Class B-5 Claims, that number is the numerator in a division equation.  The denominator is the number of shares to be distributed — 75,000.  The result of dividing the numerator ($1,165,400) by the denominator (75,000) is 15.5386 (the “B-5 Result”).  The B-5 Result shall be rounded to the next hundredth, resulting in a final rounded result. of 15.54. Thus in this example, for each $15.54 worth of Allowed B-5 Claims that a creditor has, such creditor would receive one share of the reorganized debtor.  No fractional shares in Reorganized Energy will be issued.  To the extent that part of a claim by the holder of an Allowed Class B-5 Claim is less than the rounded B-5 Result, such partial claim shall receive no distribution.

(ii)           Holders of Allowed Class B-5 Claims shall also receive warrants to acquire, on a pro-rata basis, an additional seventy-five thousand (75,000) shares of New Equity Securities in Reorganized Energy at an exercise price of $2.50 per share.  Such warrants must be exercised no later than December 31, 2013.

3.7          Reservation of Rights Regarding Claims.

Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors’, the Estates’ or Reorganized Energy’s and Reorganized Oil & Gas’, Causes of Action, rights and defenses, both legal and equitable, with respect to any Claims filed or asserted against the Debtors or the Estates, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.  The lawsuits and causes of action known to fall within this section are as follows: Energy’s claim against PRB Gathering, Inc. for reimbursement for PRB Gathering’s pro rata share of general and administrative expenses, including but not limited to payroll and rent costs.

ARTICLE 4.
ACCEPTANCE OR REJECTION OF THE PLAN

4.1          Impaired Classes of Claims and Interests Entitled to Vote.

Claim Holders in each Impaired Class of Claims are entitled to vote as a Class to accept or reject the Plan.

4.2          Acceptance by an Impaired Class.

In accordance with § 1126(c) of the Bankruptcy Code and except as provided in §1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

4.3          Presumed Acceptances by Unimpaired Classes.

In accordance with § 1124 of the Bankruptcy Code, Classes A-1, B-1 and B-6 are not Impaired by the Plan.  Under § 1126(f) of the Bankruptcy Code, Classes A-1, B-1 and B-6 and each Holder of a Claim or Interest in such Class is presumed to have accepted the Plan, and the votes of such Claim or Interest Holders will not be solicited.

4.4          Presumed Rejection by Holders of Interests in Energy.

Holders of Interests in Energy will receive nothing under the plan are presumed to have rejected the plan and the votes of such Claim Holders will not be solicited.

4.5          Summary of Classes Voting on the Plan.

As a result of the provisions of sections 4.1, 4.2, 4.3 and 4.4 of this Plan, only the votes of Holders of Claims in Class A-2, Class A-3 and Class A-4 will be solicited as to this Plan as it applies to Energy and Class B-2, Class B-3, Class B-4 and Class B-5  will be solicited with respect to this Plan as it applies to Oil & Gas.

ARTICLE 5.
MEANS FOR IMPLEMENTATION OF THE PLAN

5.1          Continued Corporate Existence

The Reorganized Debtor shall continue to exist after the Effective Date as a public corporate Entity and shall maintain its  public listing on the OTC Bulletin Board or a nationally recognized stock exchange as permitted by applicable rules, in accordance with applicable law of the jurisdiction in which it is incorporated and pursuant to its articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such articles of incorporation and by-laws are amended by this Plan.

5.2          Corporate Documents for Reorganized Energy and Reorganized Oil & Gas.

On or before the Confirmation Date, a Plan Supplement (the “Plan Supplement”) will be filed with the Court.  The Plan Supplement shall include proposed corporate governance documents for Energy and Oil & Gas which  shall be amended and restated as necessary to satisfy and effectuate this Plan, consistent with state law, and the resulting amended and restated articles of incorporation and by-laws shall become operative on the Effective Date.

5.3          Issuance of New Equity Securities.

On the Effective Date, (a) all Interests in Energy shall be cancelled, annulled and extinguished and any certificates representing such Interests shall become void and  (b) Reorganized Energy, under a new name to be determined before the Effective Date, shall issue 15 million shares of common stock of PRB Energy, par value $1.00 per share, pursuant to amended and restated articles of incorporation to be distributed as follows: (a) 90% of such shares of the New Equity Securities (13,500,00 shares) to the Holder of the Allowed Class A-2 and Class B-2 Claims; and (b) 10.00% of such shares of the New Equity (1,500,000 shares) to the Holders of the Allowed Class A-4 and B-5 Claims.  Up until and including December 30, 2011 the holders of New Equity Securities in Restructured Energy shall have preemptive rights to participate in and subscribe for, on a pro rata basis, any additional offerings and issuances of New Equity Securities in Energy or other securities that are convertible into or exercisable or exchangeable for, with or without payment of additional consideration in cash or property, into New Equity Securities of Energy.  After December 30, 2011, the preemptive rights shall terminate.  The issuance of all New Equity Securities and the distribution thereof shall be exempt from registration under applicable securities law including without limitation the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code.  At the option of Reorganized Energy, on the Effective Date, all Interests in Oil & Gas may be cancelled, annulled and extinguished and any certificates representing such Interests shall become void and Reorganized Oil & Gas shall authorize the issuance of New Equity Securities in Reorganized Oil & Gas consisting of one thousand (1,000) shares, pursuant to amended and restated articles of incorporation.  In such event, one hundred percent (100%) of the New Equity Securities in Oil & Gas shall be distributed to Reorganized Energy.

5.4          Exit Financing.

Within fifteen (15) days of the Confirmation Date, WCOF shall loan to Energy and Oil & Gas, jointly and severally, One Million Five Hundred Thousand Dollars ($1,500,000) (the “Exit Financing Facility”) as provided in Sec. 3.3(a)(iv).  The Exit Financing Facility is designed to cover cash obligations of the Debtors that must be funded in order to achieve confirmation of this Plan.  The Exit Financing Facility may be less than $1,500,000 if budget forecasts justify a lesser number and if the Creditors Committee and the Debtors so agree.  The Exit Financing Facility shall be used to pay (a) the postpetition Administrative Expense Claims of PRB Funding, LLC, (b) the Postpetition Administrative Expense Claims of PRB Acquisition, LLC, (c) other Administrative Expense Claims required to be paid by this Plan and (d) other expenses and obligations as provided by this Plan.  The amount of the Exit Financing Facility shall be in addition to any Allowed Claims held by WCOF.  Reorganized Energy and Reorganized Oil & Gas shall be liable for repayment of the Exit Financing Facility in accordance with the terms of the Restructured Debenture.  The Exit Financing Facility will be secured by all of the property of Reorganized Energy and Reorganized Oil & Gas and shall share pari passu with the collateral rights of the Allowed Claims held by WCOF.  Loan Documentation containing more detailed terms for the Exit Financing Facility shall be contained in the Plan Supplement.

5.5          New Equity Raise.

With the exception noted below, WCOF shall commit and guarantee to raise no less than $7,500,000 of additional equity capital in Reorganized Energy within 90 calendar days of the Confirmation Date.  This New Equity Raise will dilute the shares of New Equity Securities issued pursuant to this Plan, but shall be subject to the  preemptive rights of Holders of Class A-2, Class B-2, Class A-4 and Class B-5 Claims, as described in the Plan.  Subject to the consent of the Creditors Committee and Reorganized Energy, the New Equity Raise may be (i) less than $7,500,000 or (ii) or an alternative method of developing the DJ Assets may be pursued that would be less dilutive of existing equity owners.  Documentation containing more detailed terms for the commitment by WCOF to raise additional equity shall be contained in the Plan Supplement.

5.6          Ratification of Debentures.

The prepetition Debentures held by WCOF shall be restructured and modified as provided in the documents contained in the Plan Supplement, and as so restructured and modified, the Restructured Debenture shall be ratified, affirmed and maintained by the Debtors after the Effective Date.  Some of the more significant terms of the terms of the Restructured Debenture are described in this Plan under treatment of the holder of the Class A-2 and Class B-2 Claims.

5.7          Compensation and Benefit Plans

All existing compensation and benefit plans shall be terminated on the Effective Date.  The Reorganized Debtor shall determine the extent of compensation and benefit plans, including equity incentive options for its officers and employees after the Effective Date pursuant to ordinary course corporate governance principles.

5.8          Board of Directors

On the Effective Date, as provided for in the amended articles of incorporation and by-laws of Reorganized Energy, the initial board of directors shall consist of (i) Gus Blass, (ii) Bill Hayworth and (iii) Atticus Lowe .  The terms of the directors shall be determined by the amended by-laws, copies of which are contained in the Plan Supplement.  Compensation and equity options will be issued to the board of directors of Reorganized Energy on terms to be mutually agreed upon by WCOF and the Debtors.

5.9          Officers

On the Effective Date, the initial executive officer of Reorganized Energy and his office shall be William Hayworth.   The Reorganized Debtor shall determine the extent of compensation and benefit plan, including equity incentive options for Mr. Hayworth after the Effective Date pursuant to ordinary course corporate governance principles.

5.10        Assumption of Plan Liabilities

The obligation to consummate this Plan shall be assumed by Reorganized Energy and Reorganized Oil & Gas, including the liability for and obligation to make distributions of cash and New Equity Securities in accordance with this Plan.  Reorganized Energy and Reorganized Oil & Gas shall also assume all liability and obligation to pay any expenses of the Debtors in consummating this Plan.

5.11        Vesting of Assets of Energy.

Pursuant to the provisions of sections 1141(b) and 1141(c) of the Bankruptcy Code, all of the Assets of Energy and proceeds thereof shall be irrevocably assigned, transferred, conveyed to and deemed to vest in Reorganized Energy on the Effective Date free and clear of all Claims, Liens, encumbrances, charges and other interests of the holders of Claims and Interests, except as otherwise provided by this Plan.

5.12        Vesting of Assets of Oil & Gas

Pursuant to the provisions of sections 1141(b) and 1141(c) of the Bankruptcy Code, all of the Assets of Oil & Gas and proceeds thereof shall re-vest in Oil & Gas.  At the option of Reorganized Energy, all of the Assets of Oil & Gas and proceeds thereof may be irrevocably assigned, transferred, conveyed to and deemed to vest in Reorganized Energy on the Effective Date free and clear of all Claims, Liens, encumbrances, charges and other interests of the holders of Claims and Interests, except as otherwise provided by this Plan.

5.13        Preservation of Causes of Action.

On the Effective Date and in accordance with §1123(b)(3)(B) of the Bankruptcy Code, Reorganized Energy and Reorganized Oil & Gas shall receive, retain and may (but are not required to) enforce all Causes of Action in existence on the Effective Date.  Reorganized Energy and Reorganized Oil & Gas, at its discretion, will determine whether to bring, settle, release, compromise or enforce such Causes of Action and, except as otherwise provided herein, will not be required to seek further approval of the Bankruptcy Court for such action.  Reorganized Energy and Reorganized Oil & Gas have standing to and may pursue such Causes of Action.  In regard to Causes of Action pending on the Effective Date, Reorganized Energy shall be deemed to be substituted as the party in the name and place Energy and Reorganized Oil & Gas shall be deemed substituted as the party in the name and place of Oil & Gas.  All recoveries, if any, shall become and be property of Reorganized Energy or Reorganized Oil & Gas, as appropriate.

5.14        Operation of Business and Management of Assets After Effective Date.

As of the Effective Date, Reorganized Energy and Reorganized Oil & Gas may operate the business of the Debtors and may use, acquire, and dispose of any property, assets or rights free of any restrictions imposed by the Bankruptcy Code.

5.15        Further Authorizations.

The Debtors or Reorganized Energy and Reorganized Oil & Gas, if and to the extent necessary, shall seek such orders, judgments, injunctions, regulatory approvals, and rulings as may be required to carry out and further the intentions and purposes, and give full effect to the provisions, of this Plan.

5.16        Term of Injunction or Automatic Stays.

Unless otherwise provided in this Plan or by order of the Bankruptcy Court, all injunctions or automatic stays provided for in the Case pursuant to section 105, if any, or section 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

5.17        Discharge and Release of Claims.

Except as otherwise provided in this Plan, the entry of the Confirmation Order shall act, as of the Effective Date, as a full and complete discharge of all Claims against or Interests in the Debtors of any nature whatsoever, including without limitation, any liability of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, that arose or has been asserted against the Debtors at any time before the Effective Date, or that arises from any pre-confirmation conduct of the Debtors, whether or not the Claim is known to or knowable by a current or former holder of the Claim or Interest.  The discharge of the Debtors shall become effective as to each Claim and Interest, whether or not the Claim or Interest constituted an Allowed Claim or Allowed Interest and whether or not the holder of the Claim or Interest Holder voted to accept this Plan.  In addition, the Confirmation Order shall operate, as of the Effective Date, as a general resolution with prejudice of all pending legal proceedings, if any, against the Debtors and their assets and properties as well as any proceedings not yet instituted against the Debtors or their respective assets and properties, except as otherwise provided in this Plan.

5.18        Injunction.

Except as otherwise expressly provided in this Plan or the Confirmation Order, all Persons who have held, or may hold Claims against the Debtors and who have held, hold, or may hold Interests in the Debtors are permanently enjoined on and after the Effective Date (a) from commencing or continuing in any manner any action or other proceeding of any kind against the Debtors, Reorganized Energy, Reorganized Oil & Gas and their property with respect to any such Claim or Equity Interest, (b) from the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, Reorganized Energy, Reorganized Oil & Gas and their property with respect to any such Claim or Equity Interest, (c) from creating, perfecting, or enforcing any encumbrance of any kind against the Debtors, Reorganized Energy, Reorganized Oil & Gas, or their property with respect to any such Claim or Interest, (d) from asserting any right of subrogation of any kind against any obligation due the Debtors, Reorganized Energy, Reorganized Oil & Gas, or the property of the Debtors, or Reorganized Energy, Reorganized Oil & Gas with respect to any such Claim or Equity Interest.

5.19        Distributions.

Distributions shall be made in accordance with this Plan and the Confirmation Order.

(a)                                  Initial Distribution Date.

On or as soon as practicable after the Effective Date, Reorganized Energy and Reorganized Oil & Gas shall distribute the property to be distributed under the Plan to the Holders of Claims in Classes A-1, A-2, A-3, A-4, B-1, B-2, B-3, B-4 and B-5, that, as of the Effective Date, are Allowed Claims in the order of priority set forth in this Plan.

(b)                                 Interest on Claims.

Unless otherwise specifically provided in this Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

(c)                                  Estimation of Contingent or Unliquidated Disputed Claims.

In accordance with §502(c) of the Bankruptcy Code, as to any contingent or unliquidated Disputed Claim that would unduly delay the administration of the Debtor’s cases, including Claims based upon rejection of Executory Contracts, or other contingent or unliquidated Disputed Claims, the Bankruptcy Court, upon motion by Reorganized Energy and/or Reorganized Oil & Gas, may estimate the amount of the contingent or unliquidated Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any person whose Disputed Claim is so estimated shall receive a distribution only up to an amount not to exceed the estimated amount of such Person’s Claim, even if such Person’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(d)                                 Allowance of Disputed Claims.

Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on the latter of (i) on or as soon as practicable after the date on which each such Disputed Claim becomes an Allowed Claim or (ii) on the Distribution date upon which the Claim would have received a Distribution under the Plan.

(e)                                  Unclaimed Distributions.

Pursuant to § 347(b) of the Bankruptcy Code, all unclaimed distributions made under the Plan shall become property of Reorganized Energy.

5.20        Means of Cash Payment.

Cash payments made pursuant to this Plan shall be paid by checks drawn on an account maintained by the Debtors or Reorganized Energy.  The Debtors and Reorganized Debtor are not required to issue a check or make a payment on a Claim if the amount of such check or payment is less than $20.00.

5.21        Effect of Appeals.

Unless the Confirmation Order is stayed pending appeal, at the election of the Debtors and WCOF, this Plan may be consummated notwithstanding the pendency of an appeal from the Confirmation Order or the timely service of filing a motion under Bankruptcy Rule 7052, 8002, 8003, 8015, 9023 or 9024.

5.22        Release of Liens.

Except as otherwise provided in this Plan or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, on the Effective Date, all Liens against the assets of the Debtors Reorganized Energy and Reorganized Oil & Gas shall be fully and completely released and discharged and, except as provided in this Plan, all of the Debtors’ property shall be free and clear of any such Liens on the Effective Date.

5.23        Cancellation of Notes, Instruments, Securities and Other Documentation.

Except to the extent otherwise provided under this Plan, on the Effective Date and concurrently with the applicable distributions to be made pursuant to this Plan, all agreements (other than assumed contracts), credit agreements, prepetition loan documents, postposition loan documents, Lien Claims and other evidence of Liens shall be deemed to be cancelled and of no further force and effect, without any further action on the part of the Debtors.  The Holders of or parties to such cancelled instruments, agreements, securities and other documentation will have no remaining rights against the Debtors, their Estates, Reorganized Energy or Reorganized Oil & Gas arising from or relating to such documents or the cancellation thereof except the right to receive distributions under this Plan.

5.24        Exemption from Certain Taxes.

Pursuant to § 1146(c) of the Bankruptcy Code, all transactions, including any transfers described in this Plan and the delivery and recordation of any instrument, under, in furtherance of, or in connection with this Plan shall not be subject to any stamp tax, real estate transfer tax or similar transfer fee or tax.

5.25        Other Tax Matters.

Pursuant to and in accordance with the Plan, the Debtors, Reorganized Energy and Reorganized Oil & Gas shall be responsible for all tax matters of the Debtors, Reorganized Energy and Reorganized Oil & Gas, including, but not limited to, the filing of all tax returns and other filings with governmental authorities on behalf of the Debtors, Reorganized Energy and Reorganized Oil & Gas.

The Debtors and Reorganized Debtor shall be entitled to deduct any federal or state withholding taxes from any payments made with respect to Allowed Claims, as appropriate, and shall otherwise comply with § 346 of the Bankruptcy Code.

5.26        Creditors Committee.

(i)            The Creditors Committee shall continue in existence for a period of 120 days from and after the Effective Date for the purpose of monitoring the Exit Financing Facility budget and the New Equity Raise and, if requested and if appropriate, deciding whether to act on a proposal to (a) draw less than the full amount of $1,500,000 on the Exit Financing Facility, (b) raise less than $7,500,000 of New Equity Raise by WCOF, or (c) approve an alternative form of development of the DJ Basin Assets in lieu of the New Equity Raise (a “Proposal”).

(ii)           If a Debtor submits a Proposal to the Creditors Committee in writing, the Creditors Committee shall have thirty (30) days in which to provide a written response accepting or rejecting such Proposal; if the Creditors Committee provides no written response within thirty (30) days, the Creditors Committee shall be deemed to have consented to the Proposal.  In connection with the New Equity Raise, the number of days from the submitting of the Proposal to the Creditors Committee to the date that the Creditors Committee responds or is deemed to have responded shall not count towards the 90 days commitment of WCOF to fund the New Equity Raise.

(iii)          The Creditors Committee shall be appointed at the Confirmation Hearing and shall serve for the benefit of the unsecured creditors under the Plan.  No recourse shall ever be had, directly or indirectly, against any member or representative of the Creditors Committee or against any agent or employee of the Creditors Committee by legal or equitable proceedings or by virtue of any statute or otherwise.  The Creditors Committee shall not assume any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under the Plan except for willful default, fraud, or intentional misconduct.  Reorganized Energy and Reorganized Oil & Gas shall indemnify and hold harmless the Creditors Committee, their attorneys, agents and employees, from and against any right, claim or cause of action of any nature whatsoever, asserted against such person or entity arising out of any act or omission of such person or entity in connection with their duties under this Plan, or the operation of the Creditors Committee, provided, however, that this right of indemnification shall not apply in the case of willful default, fraud or intentional misconduct.

(iv)          The Creditors Committee members shall not be compensated for services rendered.  The Creditors Committee members shall, however, be reimbursed for all reasonable out-of-pocket expenses incurred in serving on the Creditors Committee, except fees and expenses of counsel and any other professionals to individual Creditors Committee members.  Neither the Debtors nor Reorganized Energy or Reorganized Oil & Gas shall be responsible for the costs and fees of counsel or professionals hired by the Creditors Committee after the Confirmation Date.

(v)           A member of the Creditors Committee may resign such position only upon written notice filed with the Bankruptcy Court at least sixty days before the proposed effective date of resignation.  The resigning member shall continue to serve after the filing of the notice until the proposed effective date of the resignation.

(vi)          In the event of a vacancy by reason of death or removal of a member of the Creditors Committee, or prospective vacancy by reason of resignation, a successor member may be named by a vote of a majority of the remaining members of the Creditors Committee provided that any successor member of the Committee must have held an allowed claim against Energy or Oil & Gas as of the Petition Date. .  Subject to the above restriction the Creditors Committee may appoint a successor member as soon as practicable, but in any event within 10 days of the vacancy.  If the Creditors  Committee fails or is unable for any reason to appoint a successor member within the applicable period the vacated position or positions shall be deemed eliminated and the Creditors Committee shall remain in effect with fewer than the original number of members.

ARTICLE 6.
CLAIMS RESOLUTION

6.1          Deadline for Filing Of Administrative Expense Claims.

(a)           Any person asserting an Administrative Claim (other than a Professional Fee Claim) shall file an application therefore with the Bankruptcy Court not later than the Administrative Expense Claims Bar Date.

(b)           Any Person asserting a Professional Fee Claim shall file a fee application with the Bankruptcy Court not later than 60 days after the Effective Date for professional services rendered and out-of-pocket costs incurred through the Effective Date.

(c)           Any Administrative Expense Claim or Professional Fee Claim not filed within the deadlines set forth above shall be forever barred, and the Debtors, the Estates, Reorganized Energy and Reorganized Oil & Gas shall be discharged of any obligation on such Claim.

(d)           Objections to Administrative Expense Claims shall be filed in the time set by the Bankruptcy Court.  All Administrative Expense Claims which are not allowed in the Plan shall be Allowed Administrative Expense Claims only to the extent allowed by the Bankruptcy Court in a Final Order.

6.2          Exclusive Right of Reorganized Debtor to Object to Claims.

As of the Effective Date of the Plan, Reorganized Energy shall have the exclusive right to file, serve and prosecute objections to Claims.

6.3          Time Limit for Filing Objections to Claims.

(a)           Objections to Claims (other than Administrative Expense Claims) shall be filed with the Bankruptcy Court and served upon each Holder of the Claim to which objections are made not later than the Claims Objection Bar Date, or such later date as the Bankruptcy Court may order with respect to a particular Claim or group of Claims.

(b)           The resolution of any objection to a Claim shall be governed by the Bankruptcy Code, the Bankruptcy Rules, the Confirmation Order, this Plan or such provisions as may be established by the Bankruptcy Court.

(c)           Any Claim as to which an objection is not timely filed shall be deemed an Allowed Claim, unless: (i) an extension of the Claims Objections Bar Date is obtained from the Bankruptcy Court in accordance with Rule 9006 or this Plan or by agreement regarding any particular Claim; or (ii) such Claim is subject to disallowance under §502(d) of the Bankruptcy Code, in which case such Claim shall be deemed disallowed in accordance with §502(d) of the Bankruptcy Code without the need for filing an objection thereto.

6.4          Tardy Claims.

No distribution shall be made on account of any Claims filed after the Claims Bar Date, unless specifically allowed by Final Order of the Bankruptcy Court after notice and opportunity for hearing.

6.5          Claims by Holders of Subordinated Notes.

(a)           The Holders of Claims based on Subordinated Notes shall have no allowable claims against Oil & Gas.  On the Confirmation Date, any proofs of claim filed against Oil & Gas, based on Subordinated Notes, shall be deemed disallowed as to Oil & Gas and shall be deemed to have been filed against Energy.  Energy preserves the right to object to any claims filed, or deemed filed, against Energy.

(b)           Any Claims asserted by Holders of Subordinated Notes, to the extent allowed against Energy, shall only be allowed against Energy only as Class A-4 Claims.

(i)            If Energy listed the claims of Holders of Subordinated Notes in its bankruptcy schedules, and such Holders did not file proofs of claim by the Claims Bar Date, then the scheduled Claims shall be deemed allowed against Energy as Class A-4 General Unsecured Claims, so long as such claims were not scheduled as disputed, contingent, or unliquidated.  Any Claims by Holders of Subordinate Notes that were not filed by the Claims Bar Date or were not listed in Energy’s Bankruptcy Schedules are deemed denied, and the holders of such claims shall receive no distribution under this Plan.

(ii)           If Energy listed claims of Holders of Subordinated Notes in its bankruptcy schedules, and such Holders filed proofs of claim by the Claims Bar Date, such proofs of claim shall supersede any claims listed in Energy’s bankruptcy schedules.  If Reorganized Energy does not file an objection to such filed proofs of claim by the Claims Objection Bar Date, such claims shall be deemed allowed against Energy as Class A-4 General Unsecured Claims.

(iii)          If Energy did not list the claims of Holders of Subordinated Notes in its bankruptcy schedules, and such Holders filed proofs of claim by the Claims Bar Date, Reorganized Energy shall have until the Claims Objection Bar Date to object to such filed proofs of claim.  If Reorganized Energy does not file an objection to such filed proofs of claim by the Claims Objection Bar Date, such claims shall be deemed allowed against Energy as Class A-4 General Unsecured Claims.

ARTICLE 7.
EXECUTORY CONTRACTS

7.1          Assumption and Rejection of Executory Contracts.

On the Effective Date, all insurance contracts shall be deemed assumed by the Debtors as of the Petition Date.  On the Effective Date all (a) oral or written employment agreements, collective bargaining agreements, severance contracts and employee benefit or retirement or supplemental retirement benefit plans and (b) any executory contracts or leases of personal property related to (y) operations in Wyoming or (z) PRB Gathering, Inc., that have not been the subject of a motion to assume pending the occurrence of the Effective Date shall be deemed rejected the Debtors as of the Petition Date.  Notwithstanding the foregoing, all (a) other executory contracts not described above, (b) insurance contracts, (c) oil & gas leases,  and (d) unexpired leases of non-residential real property, that have not been the subject of a motion or order to reject pending the occurrence of the Effective Date, shall be deemed assumed by the Debtors as of the Petition Date.

7.2          Claims for Rejection Damages.

Each Person who is a party to an Executory Contract which is rejected pursuant to this Plan, shall be entitled to file, a proof of claim for damages alleged to have arisen from the rejection of the Executory Contract to which such Person is a party. All proofs of claim with respect to Claims arising from the rejection of any Executory Contract or unexpired lease shall be filed with the Bankruptcy Court within thirty (30) days after the earlier of: (i) the date of the Bankruptcy Court order approving the rejection of such executory contract or unexpired lease, or (ii) the Confirmation Date.  Objections to any such proof of claim shall be filed by the Claims Objection Bar Date.  All Claims arising out of the rejection of Executory Contracts shall be deemed to be either Class A-4 or Class B-5 Claims, which shall be Allowed or disallowed as provided in the Plan.

ARTICLE 8.
INTENTIONALLY OMITTED

ARTICLE 9.
CONFIRMATION PURSUANT TO § 1129(b) OF THE BANKRUPTCY CODE

To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Plan Proponent will request Confirmation of the Plan, as it may be modified from time to time, under § 1129(b) of the Bankruptcy Code.  In accordance with §1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan exhibit or schedule, including to amend or modify it to satisfy the requirements of § 1129(b) of the Bankruptcy Code, if necessary in their sole and absolute discretion.

ARTICLE 10.
CONDITIONS PRECEDENT TO CONFIRMATION
AND CONSUMMATION OF THE PLAN

10.1        Conditions to Confirmation.

The following are conditions precedent to the occurrence of the Confirmation Date:  the entry of an Order finding that the Disclosure Statement contains adequate information pursuant to § 1125 of the Bankruptcy Code.

10.2        Conditions to Effective Date.

The following are conditions precedent to the occurrence of the Effective Date:

(a)           The Confirmation Order shall have been entered in a form and substance reasonably satisfactory to the Debtors,  Reorganized Energy, Reorganized Oil & Gas, and WCOF.

(b)           The Confirmation Order shall provide that the Debtors and Reorganized Energy and Reorganized Oil & Gas are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan.

ARTICLE 11.
RETENTION OF JURISDICTION

11.1        Jurisdiction

Under §§ 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the

Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a)           Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

(b)           Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under §§ 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of Reorganized Energy and Reorganized Oil & Gas shall be made in the ordinary course of business and shall not be subject to approval of the Bankruptcy Court;

(c)           Hear and determine all matters with respect to the assumption or rejection of any Executory Contract (including unexpired leases) to which either of the Debtors is a party or with respect to which either of the Debtors may be liable, including, if necessary, the nature or amount of any required cure of the liquidation or allowance of any Claims arising therefrom;

(d)           Effectuate performance of and payments under the provisions of the Plan;

(e)           Hear and determine any and all adversary proceedings, motions, applications, requests for disgorgement and contested or litigated matters arising out of, under, related to, the Chapter 11 Cases, including, but not limited to, any and all avoidance actions arising under section 550 of the Bankruptcy Code;

(f)            Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(g)           Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

(h)           Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i)            Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any person with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(j)            Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

(k)           Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(l)            Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(m)          Hear and determine matters concerning state, local, and federal taxes in accordance with §§ 346-505 and 1146 of the Bankruptcy Code;

(n)           Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;

(o)           Modify the Plan at the request of Reorganized Energy and/or Reorganized Oil & Gas and as provided by applicable law;

(p)           Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

(q)           Enter a final decree closing the Chapter 11 Cases.

ARTICLE 12.
MISCELLANEOUS PROVISIONS

12.1        Payment of Statutory Fees.

All fees payable pursuant to § 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing shall be paid on or before the Effective Date.  All fees payable and arising after the Confirmation Hearing pursuant to 28 U.S.C. § 1930 shall be paid as required by applicable law.

12.2        Modifications and Amendments.

The Debtor may alter, amend, or modify the Plan or any Plan exhibit under § 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date.  After the Confirmation Date and prior to the substantial consummation of the Plan, as defined in § 1101(2) of the Bankruptcy Code, the Debtor may, under § 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omissions or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan and such proceedings do not materially adversely affect the treatment of Holders of the Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

12.3        Exculpation; Limitation of Liability

Except as otherwise provided in the Plan, neither the Debtors, Reorganized Energy, Reorganized Oil & Gas, nor any of their respective representatives, members, directors, officers, managers, stockholders, employees, advisors, agents or professionals shall incur, and are hereby released from, any liability to any Holder of a Claim or Interest or any other party in interest, or any of their respective agents, representatives, financial advisors, attorneys or affiliates, for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, the negotiation, documentation or implementation of the transactions contemplated herein (including the consideration of alternatives to the Plan (if any)), the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct, and all such persons in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and under the Bankruptcy Code and shall be fully protected from liability in acting or in refraining to act in accordance with such advice.  This exculpation and release shall act as an injunction against the commencement or continuation of any action, employment of process or act to collect, offset or recover any Claim or Cause of Action so satisfied and released to the fullest extent permitted under the Bankruptcy Code.

12.4        Severability of Plan Provisions

If, prior to the Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extend practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

12.5        Successors and Assigns.

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

12.6        Binding Effect.

The Plan shall be binding upon and inure to the benefit of Reorganized Energy, Reorganized Oil & Gas, all present and former Holders of Claims against, or Interests in, the Debtors, any of the Debtors’  respective successors and assigns, and all other parties-in-interest in this Chapter 11 Case, including without limitation, any Person receiving or entitled to receive payments or property under the terms of this Plan.  In accordance with §1142(b) of the Bankruptcy Code, on and after the Effective Date, Reorganized Energy and Reorganized Oil & Gas shall be deemed authorized and empowered to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan.

12.7        Revocation, Withdrawal, Cram-Down or Non-Consummation.

(a)           The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization.  If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of Executory Contracts affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (y) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtor, or (z) constitute an admission of any sort by the Debtors or any other Person.

(b)           The Debtors reserve any and all rights they may have under §1129(b) of the Bankruptcy Code, notwithstanding any rejection of the Plan by any Class of Claims or Interests.

12.8        Notices.

Any notice, request, or demand required or permitted to be made or provided to or upon Reorganized Energy or Reorganized Oil & Gas under the Plan shall be: (a) in writing; (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission; and (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)           Reorganized Energy and Reorganized Oil & Gas:

Attn: William Hayworth

1875 Lawrence Street, Suite 450.

Denver, Colorado 80202

Telephone: 303-308-1330

Facsimile: 303-308-1590

with a copy to:

Donald D. Allen, Esq.

Block Markus & Williams LLC

1700 Lincoln Street, Suite 4000

Denver, CO 80203

Telephone: (303) 830-0800

Facsimile: (303) 830-0809

12.9        Dissolution of the Energy Creditors’ Committee

On the 120th day after the Effective Date, the Committee will dissolve and its members will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases.  The Professionals retained by the Committee will not be entitled to compensation or reimbursement of expenses for any services rendered or costs incurred after the Effective Date.

12.10      Injunctions or Stays.

UNLESS OTHERWISE PROVIDED HEREIN OR IN THE CONFIRMATION ORDER, ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER §§ 105 OR 362 OF THE BANKRUPTCY CODE OR OTHERWISE, AND EXISTING ON THE CONFIRMATION DATE (EXCLUDING ANY INJUNCTIONS OR STAYS CONTAINED IN THIS PLAN OR THE CONFIRMATION ORDER), SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

ALL PARTIES (INCLUDING ALL HOLDERS OF CLAIMS OR INTERESTS) BOUND BY THE PLAN PURSUANT TO SECTION 1141(a) OF THE BANKRUPTCY CODE ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, FROM (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE DEBTORS, THE ESTATES, THE ESTATES’ ASSETS, REORGANIZED ENERGY OR REORGANIZED OIL & GAS WITH RESPECT TO ANY SUCH CLAIM OR INTEREST, (b) THE ENFORCEMENT, ATTACHMENT, COLLECTION, OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE, OR ORDER AGAINST THE DEBTORS, THE  ESTATES, THE ESTATES’ ASSETS, REORGANIZED ENERGY OR REORGANIZED OIL & GAS ON ACCOUNT OF ANY SUCH CLAIM OR INTEREST, (c) CREATING, PERFECTING, OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS, THE ESTATES, THE ESTATES’ ASSETS, REORGANIZED ENERGY OR REORGANIZED OIL & GAS AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE DEBTORS, THE ESTATES, REORGANIZED ENERGY OR REORGANIZED OIL & GAS ON ACCOUNT OF ANY SUCH CLAIM OR INTEREST, AND (d) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION, OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTORS, THE

ESTATES, REORGANIZED ENERGY OR REORGANIZED OIL & GAS ON ACCOUNT OF ANY SUCH CLAIM OR INTEREST.

SIGNATURE PAGE FOR MODIFIED SECOND AMENDED JOINT PLAN OF REORGANIZATION DATED DECEMBER 3, 2008 FILED BY PRB ENERGY, INC., AND PRB OIL & GAS, INC.

Dated:	December 8, 2008.

PRB ENERGY, INC.

/s/William F. Hayworth
William F. Hayworth — President

PRB OIL & GAS, INC.

/s/William F. Hayworth
William F. Hayworth - President

APPROVED AS TO FORM AND CONTENT

By	/s/ Donald D. Allen
James T. Markus, Esq.
Donald D. Allen, Esq.
Block Markus & Williams LLC
1700 Lincoln Street, Suite 4000
Denver, Colorado 80203
Telephone: (303) 830-0800
Facsimile: (303) 830-0809
Email: jmarkus@bmwllc.com
Email: dallen@bmwllc.com

Attorneys for PRB Energy, Inc.
PRB Oil & Gas, Inc.